                                 EXHIBIT 10.18



                              JAMES MITCHELL & CO.

                               PROGRAM AGREEMENT

                                      WITH

                             HORIZON BANCORP, INC.

                               TABLE OF CONTENTS

     RECITALS..................................    1

     LEASES AND SUBLEASES......................    1

     DUTIES OF JMC.............................    2

     DUTIES OF BANK............................    4

     REPRESENTATIONS AND WARRANTIES OF JMC.....    6

     REPRESENTATIONS AND WARRANTIES OF BANK....    7

     COVENANTS OF JMC..........................    8

     COVENANTS OF BANK.........................    9

     INDEMNIFICATION AND CUSTOMER COMPLAINTS...   10

     PUBLICITY.................................   11

     DEFAULT...................................   11

     TERMINATION OF AGREEMENT..................   12

     EFFECTS OF TERMINATION....................   12

     MISCELLANEOUS.............................   15

     SCHEDULE A................................   18

     SCHEDULE B................................   19

     SCHEDULE C................................   21


                               PROGRAM AGREEMENT

     This PROGRAM AGREEMENT (this "Agreement") is entered into as of August 30, 1996, by and among JAMES MITCHELL & CO., and its subsidiaries (the "Subsidiaries"), JMC INSURANCE SERVICES CORPORATION and JMC FINANCIAL CORPORATION, all California corporations (hereinafter collectively referred to as "JMC"), and HORIZON BANCORP, INC. ("BANK"), a West Virginia chartered bank holding company.

                                    RECITALS

     A. JMC desires to provide insurance and investment products and discount brokerage services to existing and prospective customers of BANK ("Purchasers") and to render certain services required in connection therewith through JMC's employees and agents.

     B.   BANK desires that JMC provide such services.

          In consideration of the foregoing, the mutual covenants and undertakings herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JMC and BANK agree as follows:

                                   ARTICLE I
                              LEASES AND SUBLEASES

     1.1 BANK and JMC intend to enter into lease agreements in substantially the form set forth in Appendix A hereto (hereafter each lease so entered into shall be referred to as a "Lease") and sublease agreements substantially in the form set forth in Appendix B hereto (hereafter each sublease so entered into shall be referred to as a "Sublease"). Neither this Agreement nor any Lease or Sublease is intended to represent or create a partnership or joint venture between BANK and JMC. No sales activity hereunder shall take place at a Branch (as defined in Section 1.2 hereof) unless or until a Lease or Sublease for such Branch is fully executed by all necessary parties.

     1.2 Each branch ("Branch") of BANK for which a Lease or Sublease is signed shall, if and to the extent necessary for regulatory purposes only, be deemed a branch of JMC and accordingly may be inspected, during normal business hours, by governmental authorities with which JMC is registered or licensed to conduct business and by any self-regulatory organizations of which JMC is a member.

     JMC, by virtue hereof, shall have the right to inspect each Branch during normal business hours, to ensure that BANK is in compliance with the terms of this Agreement. At each Branch, BANK shall provide an area with reasonable office furnishings for use by one JMC Employee ("Sales Specialist"). Each such area shall be in a segregated and distinct area of the Branch. A sign on or near the desk, or on the office itself, will disclose that JMC is a distinct and separate entity from and not affiliated in any way with BANK. The nature, size and location of such signs shall be determined by mutual agreement of the parties hereto. The Sales Specialists will also carry and distribute business cards to distinguish themselves from employees of BANK.

     Additional Branches may be added hereto from time to time by mutual consent of the parties provided that a Lease or Sublease for each additional Branch is fully executed by all necessary parties.

                                   ARTICLE II
                                 DUTIES OF JMC

     2.1 JMC shall design and implement a program to market insurance and investment products and discount brokerage services of the types set forth in Schedule A hereto as shall be agreed upon by the parties hereto from time to time (the "Products") to potential Purchasers through JMC's employees and agents (the "Program"). The Program shall be approved in advance of its implementation by BANK. In connection with the Program, JMC shall provide the following:

          2.1.1 Design and implementation of a business plan for the promotion of the Program. Schedule B hereto sets forth the parameters for the business plan (the "Business Plan") for the Program. In connection with the Business Plan, JMC shall provide all necessary promotional materials for the Program and the Products, including, without limitation, information manuals and brochures, materials for direct mailing, counter display cards and other advertising and promotional materials to be used in connection with the sale of the Products and the implementation of the Program.

          2.1.2 All necessary administrative forms required in connection with the Business Plan and the Program.

          2.1.3 Initial and ongoing training to those of BANK's personnel who will have contact with the public or who will supervise such personnel. The training shall, in the judgment of JMC and BANK, be sufficient to insure compliance with applicable laws and regulations and to enable BANK to fulfill its obligations hereunder and shall familiarize such personnel with appropriate procedures for directing Purchasers to JMC's employees to obtain Program-related services. In addition, such training shall familiarize BANK's personnel with the administrative and back office support services provided by JMC hereunder. BANK shall make its personnel available for such training at reasonable and mutually agreed upon times.

          2.1.4 A reasonable number of appropriately trained, licensed and insured Sales Specialist ("Sales Specialists") to promote the Program and to sell the Products in accordance with the Business Plan, provided, however that,
                                                        --------  -------
in the event BANK does not adequately support the Program in accordance with the Business Plan, JMC may, in its sole discretion, reduce the number of Sales Specialists assigned to the Program to meet the actual appointment referral levels of the Program at that time. Each Sales Specialist and all supervisory sales personnel shall be employed by JMC on a full time basis and shall be compensated by salary plus incentive payments. Before designating the Sales Specialists who will be assigned to the Program, JMC shall discuss with BANK the appropriateness of such Sales Specialists in light of their qualifications for such function. The training provided by JMC to the designated Sales Specialists and other sales personnel shall enable them accurately to describe the Program and the Products and to provide all necessary and advisable sales and administrative services. In addition, such training shall provide the designated Sales Specialists and other sales personnel with sufficient knowledge of BANK's products and procedures to ensure effective cross-referrals.

          2.1.5 Management and supervision of all Sales Specialists and other sales personnel, including the implementation of control activities for all sales personnel.

          2.1.6 All necessary administrative and back office support services for the Program, including, without limitation, accounting, and record keeping services and sales administrative services. JMC shall make any records it maintains in connection with the Program available to BANK during normal business hours upon reasonable notice. JMC may delegate to, or utilize the record keeping facilities of, any Product provider where such record keeping services are performed by such provider in the ordinary course of its business.

          2.1.7  Ongoing customer support services for the Program.

     2.2 Subject to Section 3.4 hereof, JMC shall be responsible for ensuring that the Program and the manner in which it is implemented comply with all applicable state and federal securities and insurance laws and regulations and shall obtain all necessary licenses and regulatory approvals. In addition, JMC shall advise BANK regarding the requirements for compliance with all applicable federal and state banking laws and regulations and shall ensure that the Program complies with such laws and the Interagency Statement on Retail Sales of Nondeposit Investment Products (February 15, 1994) (the "Interagency Statement") to the extent such compliance is within JMC's exclusive control. Without limiting the generality of the foregoing, JMC shall comply, cause its employees and agents to comply and shall use its best efforts to cause all Product providers to comply, with all applicable state and federal securities, insurance and banking laws and regulations. JMC shall perform all compliance procedures required by applicable securities and insurance laws and regulations in connection with the Program and the promotion and sale of the Products. Information regarding such procedures and certification of compliance therewith shall be provided to BANK upon reasonable request. JMC shall cooperate with BANK in implementing any similar compliance procedures required by any governmental agency with jurisdiction over BANK or its affiliates (a "Bank Regulator") and shall furnish BANK with any data and documentation which is requested by BANK in order for it to comply with applicable state and federal banking laws and regulations.

     2.3 Upon the request of BANK, any Bank Regulator or BANK's external auditor, JMC shall provide such entity access to all records, documentation or information maintained by JMC hereunder.

     2.4 In addition to those duties set forth in this Article II, JMC's duties under this Agreement shall include, without limitation, the obligations set forth in Section II of Schedule C hereto. In performing its duties under this Agreement, JMC shall use its best efforts to adhere to the performance standards set forth in Section I of Schedule C hereto and to accomplish the objectives set forth in Section IV of the Business Plan.

     2.5 JMC may, but shall not be obligated to, advertise the Products in such media and by such methods as the parties mutually determine to be appropriate after consultation regarding the propriety, legality and advisability of such advertising. To the extent advertising materials relate to the Products, or the offering and sale thereof, their form and content shall be determined solely by

JMC. In no event shall JMC use BANK's name, logo or other identification in any such material without the prior consent of BANK.

                                  ARTICLE III
                                 DUTIES OF BANK

     3.1 To the extent permitted by applicable law and Bank Regulators, BANK shall cooperate fully with JMC in the implementation of the Program and the Business Plan and shall cause its employees to support the efficient day-to-day functioning of the Program without, however, participating in the marketing and sale of the Products. BANK shall use its best efforts to assure active participation by its employees in the implementation of the Program and the Business Plan through appropriate communication in a variety of existing internal media.

     3.2 In addition to those duties set forth in this Article III, BANK's duties under this Agreement shall include, without limitation, the obligations set forth in Section III of Schedule C hereto. In performing its duties under this Agreement, BANK shall use its best efforts to accomplish the objectives set forth in Section IV of the Business Plan.

     3.3 If requested by JMC, BANK shall, to the extent possible and at reasonable times, make its premises available for seminars relating to the Program and for meetings between JMC's personnel and potential Purchasers.

     3.4 BANK shall comply with all rules and regulations of any state organization or Bank Regulator or any governmental agency with jurisdiction over the Program and the Products. In addition, BANK shall comply with all applicable rules and regulations of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission and any other organization or governmental agency with jurisdiction over the sale of the Products as such rules and regulations are interpreted by JMC.

     3.5 Prior to the Sales Event (as hereinafter defined), BANK shall establish policies and procedures as required by the Interagency Statement.
Such policies and procedures shall be adopted and reviewed periodically by BANK's Board of Directors. The "Sales Event" shall mean the first time that any Product is offered or sold as those terms are used in any applicable law or regulation.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF JMC

     JMC represents and warrants as follows:

     4.1 Each of James Mitchell & Co., JMC Insurance Services Corporation and JMC Financial Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. James Mitchell & Co. and each of the Subsidiaries has all requisite corporate power and authority to enter into this Agreement and any other agreement or document (including, without limitation, the Leases and the Subleases) executed in connection herewith (the "Other Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2 The execution, delivery and performance of this Agreement and the Other Agreements by James Mitchell & Co. and each Subsidiary and the consummation by James Mitchell & Co. and each Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Other Agreements constitute legal, valid and binding obligations of James Mitchell & Co. and each Subsidiary enforceable against James Mitchell & Co. and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     4.3 The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which James Mitchell & Co. or any Subsidiary is a party or by which it is bound; (ii) the Articles of Incorporation or Bylaws of James Mitchell & Co. or any Subsidiary; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which James Mitchell & Co. or any Subsidiary is bound; or (iv) any law, rule or regulation applicable to James Mitchell & Co. or any Subsidiary.

     4.4 There are no actions, suits or proceedings ("Actions") pending or threatened against, affecting or related to, James Mitchell & Co. or any Subsidiary, in equity or otherwise, arising out of any alleged or actual agreement or contract to which James Mitchell & Co. or any Subsidiary is or was a party which Action would materially and adversely affect the ability of James Mitchell & Co. or any Subsidiary to perform its obligations hereunder or under any of the Other Agreements.

     4.5 James Mitchell & Co., JMC Financial Corporation and JMC Insurance Services Corporation are, or prior to the occurrence of a Sales Event will be, qualified to do business in the state of West Virginia. James Mitchell & Co. may, from time to time, form additional subsidiaries. Unless BANK shall object in writing, upon delivery to BANK, of a certification by appropriate officers of James Mitchell & Co. that the representations and warranties set forth in this
Article IV are true and correct with respect to such additional subsidiary as of the date of such certificate, that newly-formed subsidiary shall be considered a Subsidiary hereunder.

     4.6 James Mitchell & Co. and each Subsidiary has, or prior to the Sales Event will have, all licenses, permits and other governmental permission and authority necessary to perform its obligations under this Agreement and the Other Agreements.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BANK

     BANK represents and warrants as follows:

     5.1 BANK is a state-chartered bank holding company duly organized and validly existing under the laws of West Virginia. The affiliate banks of BANK are either banks chartered by the state of West Virginia or are national banking associations duly organized under the laws of the United States. BANK has all requisite corporate power and authority to enter into this Agreement and the Other Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     5.2 The execution, delivery and performance of this Agreement and the Other Agreements by BANK and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Other Agreements have been or will be approved by BANK's Board of Directors. This Agreement and the Other Agreements constitute legal, valid and binding obligations of BANK enforceable against BANK in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     5.3 The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which BANK is a party or by which it is bound; (ii) the charter or bylaws of BANK; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which BANK is bound; or (iv) any law, rule or regulation applicable to BANK.

                                   ARTICLE VI
                                COVENANTS OF JMC

     JMC covenants and agrees as follows:

     6.1 The provider of any Product shall have a good reputation for integrity and for providing full value to its customers. Each Product offered by JMC shall be competitive in value with similar products available to the public. Without limiting the generality of the foregoing, each insurance provider of fixed annuities or life insurance policies shall, at all times when its Product is being offered to potential Purchasers, have an A.M. Best Rating of at least A (Excellent) or have one of the two highest ratings from Standard & Poor's, Duff & Phelps or Moody's and each provider of variable annuities shall, at all times when its Product is being offered to potential Purchasers, have an A.M. Best Rating of at least A (Excellent) or have one of the three highest ratings from Standard & Poor's, Duff & Phelps or Moody's. JMC shall provide BANK with due diligence materials on each Product provider. The due diligence materials on any insurance Product provider shall be updated by JMC on a quarterly basis so long as this Agreement remains in force.

     6.2 JMC shall use its best efforts to ensure that the representations and warranties of JMC in Article IV hereof shall remain true and correct in all material respects at all times during the term of this Agreement.

     6.3  JMC shall perform its duties as set forth in Article II hereof.

     6.4 Except as required by law, JMC shall not disclose any non-public information concerning BANK or actual or potential Purchasers which non-public information was acquired by it in connection with carrying out its duties hereunder or under the Other Agreements, nor shall JMC utilize such information in any aspect of its business other than as required to carry out its duties hereunder or thereunder.

     6.5 Unless JMC first obtains the consent of BANK, JMC shall not solicit BANK customers for any type of banking services which BANK may currently or hereafter provide during the term of this Agreement; provided, however that JMC
                                                     --------  -------
will solicit Purchasers who have investable assets in excess of $125,000 to utilize the trust services of BANK and JMC shall refer all such qualified Purchasers to the Trust Department of BANK.

     6.6 JMC shall use its best efforts to enforce the provisions of the Employment Agreement with each Sales Specialist as it regards the confidential treatment, during and subsequent to employment by JMC, of all trade secrets, customer names, products and all information or data relating to JMC's relationship with BANK. All such restrictive covenants contained in said Employment Agreements, are subject to interpretation and limitation by a court of competent jurisdiction. It is the intent of the parties to this Agreement that BANK be deemed a third-party beneficiary of the restrictive covenants in the Employment Agreement of each Sales Specialist assigned to and working within the BANK's branch system.

                                  ARTICLE VII
                               COVENANTS OF BANK

     Bank covenants and agrees as follows:

     7.1 BANK shall not, directly or indirectly, sell the Products or establish a sales program which offers competing products or services to its retail banking customers while this Agreement is in effect. This Section 7.1 shall not prohibit BANK from investing assets held by it as trustee in competing annuity or mutual fund products.

     7.2 BANK shall not disseminate any information or make any representation specifically describing any Product. No employee of BANK shall solicit or assist in the preparation of applications for any Product nor provide any advice with respect to any Product. In connection with any such inquiry, BANK's employees shall limit their activities to: (a) referring Purchasers and potential Purchasers to JMC so that they may obtain information and assistance from properly licensed employees of JMC; and (b) making available to Purchasers and potential Purchasers generic materials concerning the Program.

     7.3 In no event may BANK bind JMC to any annuity or other insurance contract or vary the terms of any such contract.

     7.4 BANK shall use its best efforts to ensure that the representations and warranties of BANK in Article V hereof shall remain true and correct in all material respects at all times during the term of this Agreement.

     7.5 Except as otherwise provided elsewhere herein, BANK shall not, prior to the fourth anniversary of this Agreement, terminate this Agreement without the written consent of JMC, unless JMC is in default under this Agreement or unless BANK is directed by any governmental agency or court of competent jurisdiction to discontinue the Program.

     7.6  BANK shall perform its duties as set forth in Article III hereof.

                                  ARTICLE VIII
                    INDEMNIFICATION AND CUSTOMER COMPLAINTS

     8.1 JMC hereby agrees to indemnify and hold harmless BANK (and its subsidiaries, affiliates, officers, directors, agents or employees) from and against any and all liabilities, claims, actions, proceedings, suits, damages, losses, penalties, judgments, costs, expenses, fines, disbursements and other obligations of any kind or nature whatsoever (including reasonable attorneys' fees and other expenses of investigation, defense, litigation and settlement) regardless of when the same shall be made or incurred by BANK, whether prior to or after the termination of this Agreement (a "Claim") which Claim is based upon, asserted in connection with, arises out of, or in any way relates to, this Agreement or the Other Agreements, or to any action taken or not taken by BANK hereunder; provided, however, that this indemnification shall not apply to any Claim resulting, in whole or in part, from the gross negligence or willful misconduct of BANK, any of its employees or agents or the failure of BANK to perform its duties and obligations under this Agreement or the Other Agreements.

     8.2 BANK agrees to indemnify and hold harmless JMC (and its subsidiaries, affiliates, officers, directors, agents or employees) from and against any and all Claims made or incurred by JMC, whether prior to or after the termination of this Agreement which Claim is based upon, asserted in connection with, arises out of, or in any way relates to this Agreement or the Other Agreements and results, in whole or in part, from the negligence or willful misconduct of BANK or any of its employees or agents or the failure of BANK to perform its duties and obligations under this Agreement or the Other Agreements; provided, however,
                                                              -----------------
that this indemnification shall not apply to any Claim resulting, in whole or in part, from the gross negligence or willful misconduct of JMC, any of its employees or agents or the failure of JMC to perform its duties and obligations under this Agreement or the Other Agreements.

     8.3 BANK shall (1) promptly provide JMC copies of written complaints by Purchasers; (2) promptly notify JMC of oral complaints by Purchasers, which come to its attention; and (3) report to JMC, in writing, any alleged violation of law, rule or regulation or any of JMC's standards of conduct by JMC's employees which BANK gains knowledge of through a Customer Complaint (as hereinafter defined) or otherwise. BANK shall transmit such notifications and reports to JMC in a manner designed to give JMC prompt notice. During the term of this Agreement, JMC shall be responsible for resolving all complaints from Purchasers concerning the Program ("Customer Complaints"). Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining Purchaser, any JMC officer, director, employee or agent, or any provider company concerning the Customer Complaint and the payment of all sums and other compensation which JMC shall determine in its sole judgment is merited under the circumstances. As a matter of policy, JMC will seek to resolve all Customer Complaints which in its sole judgment it believes arose because:

          8.3.1 JMC or its employees or agents affirmatively misrepresented any material term of a Product at the time it was sold;

          8.3.2 JMC or its employees or agents failed to make any disclosures required by law; or

          8.3.3 Any Product sold to a Purchaser was not a suitable investment for the Purchaser.

          Unless any of the above criteria is met, JMC is not obligated to make any monetary payment to a Complaining Purchaser and, generally, resists making payments solely for BANK customer relationship reasons.


                                   ARTICLE IX
                                   PUBLICITY

     JMC and BANK shall coordinate all publicity relating to this Agreement or any matters contemplated hereby or related hereto, and, except as required by law, neither shall issue any press release or publicity statement or make any other public notice or statement relating hereto without the prior consent of the other.

                                   ARTICLE X
                                    DEFAULT

     Any one of the following events shall constitute a default hereunder (a "Default"):

     10.1 A failure by any party to pay when due any amount required to be paid under this Agreement, if such failure to pay remains uncured for a period of thirty (30) days after written notice is given by the other party hereto;

     10.2 The representations or warranties made by any party herein or in any statement or certificate at any time given in writing pursuant hereto shall be or become false in any material respect which materially and adversely affects such party's ability to perform its obligations hereunder or under any of the Other Agreements;

     10.3 Any party hereto shall fail to perform, or comply with, any other term or condition contained in this Agreement or the Other Agreements and such failure shall have not been remedied or waived within thirty (30) days after written notice thereof is given by the other party hereto;

     10.4 The entry of a decree or order by a court of competent jurisdiction for relief in respect of JMC or any Subsidiary under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official for JMC or any Subsidiary or of any substantial part of the property of any of them or the imposition of an order to wind up or liquidate the affairs of any of them and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days;

     10.5 The filing by JMC or any Subsidiary under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law of a petition for relief, or the consent by any of them to the filing of such a petition, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their inability to pay their debts generally as they become due or the taking of corporate action by any of them in furtherance of any such action; or

     10.6 The declaration by the FDIC or any other Bank Regulator of the insolvency of BANK.

                                   ARTICLE XI
                            TERMINATION OF AGREEMENT

      Notwithstanding any provision to the contrary herein, this Agreement may be terminated:

     11.1  At any time by mutual written consent of the parties;

     11.2 After the third anniversary date of this Agreement, by any party upon ninety (90) days prior written notice;

     11.3 In the event of a Default hereunder, by the non-defaulting party at any time upon written notice;

     11.4 At any time, by BANK, if a Bank Regulator shall order BANK to take any action which will result in a discontinuance of performance by BANK under this Agreement or if there shall be a change in any law, rule, regulation or guideline which is applicable to the Program or the Products, or the interpretation or enforcement thereof, which materially and adversely impacts BANK's ability to perform its obligations under this Agreement;

     11.5 After the second anniversary of this Agreement, and upon BANK's conversion of this Fully-Managed Program to a Dual Employee Program under the terms and conditions generally applicable to such programs at the time of conversion; and

     11.6 After the third anniversary of this Agreement, and upon BANK's exercise of the Option Agreement dated the date hereof by and between JMC and BANK (the "Option Agreement") in accordance with its terms.

                                  ARTICLE XII
                             EFFECTS OF TERMINATION

     Unless otherwise agreed at the time of termination, termination of this Agreement shall have the following effects upon the parties, depending on the circumstances:

     12.1 Subject to Section 12.5 hereof, if this Agreement is terminated by BANK as a result of a Default by JMC:

          12.1.1 BANK may replace JMC in its capacity hereunder, by delivering to JMC notice thereof in accordance with the provisions of Section 13.1 hereof. Such replacement shall take effect immediately upon delivery to BANK of an instrument accepting appointment, executed by a successor agent ("Successor") and the Successor shall, without any further act, deed or conveyance, become vested with all the rights, powers and duties of JMC hereunder. Notwithstanding the foregoing, JMC shall execute and deliver to BANK any and all documents and shall take any and all actions requested by BANK that JMC considers to be necessary to ensure that all such rights, powers and duties are duly assigned and transferred to the Successor. JMC shall deliver to such Successor any property, including any and all hard copy original Purchaser files and records and money held by JMC hereunder; and

          12.1.2 To the extent assigned or assignable, BANK or Successor shall be entitled to receive all Premium fees payable by Product providers after the termination date and all 12b-1 fees paid by mutual fund providers after the effective date of such termination with respect to Products owned by Purchasers as of the effective date of termination and BANK shall service all customers accounts on the Current Block (as that term is defined in Section 11.3.2.3, below).

          12.1.3 After termination, neither party shall have any continuing obligation to the other.

     12.2 If this Agreement is terminated by JMC as a result of a Default by
BANK:

          12.2.1 If the termination occurs before the first anniversary date hereof, then BANK shall promptly pay to JMC liquidated damages of $75,000 as reimbursement for JMC's loss of investment, start-up costs and lost revenues; if the termination occurs on or after the first anniversary, and before the second anniversary, then BANK shall promptly pay to JMC liquidated damages of $50,000.

          12.2.2 JMC shall be entitled to receive all Premium fees payable by Product providers after the termination date and all 12b-1 fees paid by mutual fund providers after the effective date of such termination with respect to Products owned by Purchasers as of the effective date of termination and JMC shall service all customers accounts on the Current Block (defined in Section 12.3.2.3, below).

          12.2.3 After termination, neither party shall have any continuing obligation to the other.

     12.3 Subject to Section 12.5 hereof, if this Agreement is terminated for any reason (other than upon the Default of a party or pursuant to Section 12.5 hereof), the following alternatives shall apply:

          12.3.1 If BANK elects to continue the Program and appoint a Successor agent, the provisions of Section 12.1.1 hereof shall apply. In addition, BANK shall promptly pay to JMC the sum of: (i), one hundred percent (100%) of the present value, discounted at the rate of nine percent

(9%) per annum, of all future trail commissions (including asset and renewal fees) thereafter payable by annuity and insurance Product providers with respect to annuity and insurance Products owned by Purchasers as of the effective date of the termination using an estimated remaining life of 15 years for such assets; and (ii) to the extent assigned or assignable to BANK or Successor, sixty percent (60%) of the present value, discounted at a rate of nine percent (9%) per annum, of all future trail commissions (including 12b-1 fees) thereafter payable by mutual fund Product providers with respect to mutual fund Products owned by Purchasers as of the effective date of the termination using an estimated remaining life of 7 years for such assets (the "Asset Purchase Fee"). For purposes of calculating the Asset Purchase Fee, the parties shall agree on certain assumptions regarding surrender rates and asset growth rates necessary for such calculation based on the historical information and economic conditions available and existing at the time of such calculation. If the parties cannot agree on such assumptions, they shall be determined by an independent actuarial consultant to be chosen by BANK and JMC with the cost of such consultant to be borne fifty percent (50%) by each. Thereafter, BANK shall be entitled to receive all future trail commissions (including asset and renewal fees and 12b-1 fees) paid by Product providers after the effective date of termination with respect to Products owned by Purchasers as of the effective date of termination and neither party hereto shall have any continuing obligation to the other.

          12.3.2 If BANK elects to retain JMC as servicing agent, then the provisions of this Section 12.3.2 apply.

                   12.3.2.1 JMC shall continue servicing all customers existing on the effective date of termination. Such customer service will be provided by a centralized customer service group at JMC's corporate headquarters in San Diego, California or at some other JMC location determined by JMC in its sole discretion.

                   12.3.2.2 BANK shall pay JMC a monthly servicing fee of $2.00 per month for each active account which JMC is servicing at the end of the month and will promptly reimburse JMC for the actual amount of all telephone invoices received by JMC in respect of toll-free numbers exclusively dedicated to servicing such accounts. An active account is an account with a positive share balance (mutual funds) or an outstanding premium balance (annuities and insurance) at the end of the month.

                   12.3.2.3 JMC shall be entitled to receive all future trail commissions (including asset and renewal fees) payable by annuity and insurance product provider companies with respect to annuity and insurance Products owned by Purchasers as of the effective date of the termination and sixty percent (60%) of all future trail commissions (including 12b-1 fees) payable by mutual fund product provider companies with respect to mutual fund Products owned by Purchaser as of the effective date of the termination (the "Current Mutual Fund Block). It is understood and agreed by BANK and JMC that all such trail commissions payable on the Current Mutual Fund Block will be paid directly to JMC and JMC will, in turn, promptly pay BANK forty percent (40%) of all amounts so received; provided, however, BANK may, at its option, purchase JMC's share of
             --------  -------
such trail commissions as provided in Section 12.3.1 hereof, in which case BANK shall be entitled to receive all future trail commissions (including 12b-1 fees) paid by mutual fund Product providers on the Current Mutual Fund Block after the effective date of termination and neither party hereto shall have any continuing obligation to the other.

                   12.3.2.4 BANK shall be entitled to receive rental payments with respect to subsequent additions to or purchases of existing Products in accordance with the applicable provisions of the Lease and Sublease Agreements.

     12.4 Notwithstanding any provision of this Article XII to the contrary, in the event any trail commissions (including asset and renewal fees and 12b-1 fees) cannot be assigned to BANK and, as a result of such circumstances, any provision of this Article XII regarding the allocation or purchase of any future trail commissions cannot be effectuated, then JMC shall continue as servicing agent and the provisions of Sections 12.3.2.1, 12.3.2.2 and 12.3.2.3 hereof shall apply in lieu of such provisions.

     12.5 Notwithstanding any provision of this Article XII to the contrary, in the event BANK terminates this Agreement because an event of default has occurred as a result of any regulatory, legal or legislative action against JMC (including a change in any law, rule, regulation or guideline which is applicable to the Program or the Products, or the enforcement or interpretation thereof), then this Agreement shall be terminated pursuant to the provisions of
Section 12.3 hereof unless as a result of such event JMC is unable to perform its obligations under this Agreement. In such case, this Agreement may be terminated pursuant to Section 12.1 hereof.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     13.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given, if delivered personally or sent by telecopy with receipt confirmed, on the day given or, if mailed by certified or registered mail, postage prepaid, return receipt requested, three days after placement in the United States mail properly addressed to the addressees below:

     If to JMC:     JAMES MITCHELL & CO.
                    9710 Scranton Road, Suite 100
                    San Diego, CA 92121
                    Attn:  Brian J. Finneran,
                           President
                    Fax number:  (619) 450-9102

     If to BANK or: Horizon Bancorp, Inc.
                    One Park Avenue
                    Beckley, WV 25802-2803
                    Attn:  Frank S. Harkins
                           Chairman
                    Fax number: (304) 255-7314

     13.2 No assignment (by operation of law or otherwise) of this Agreement by any party hereto shall be valid unless the other parties shall consent thereto in writing which consent shall not be unreasonably withheld.

     13.3 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of West Virginia, except such laws that would render this choice of laws ineffective and the forum for any legal action or proceeding hereunder shall be the State of California; provided, however,
                                                          --------  -------
that each Product sale resulting from this Agreement, and the payment to BANK of any compensation in respect thereof, shall be governed by the laws of the State of West Virginia.

     13.4 This Agreement (including the Schedules, Appendices and Attachments hereto and thereto) and the Other Agreements contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written agreements, commitments and understandings and all contemporaneous oral negotiations, commitments, writings and understandings relating to the activities contemplated hereunder and thereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     13.5 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.6 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     13.7 In the event any legal action or proceeding is brought to enforce the terms of this Agreement, the prevailing parties shall be entitled to reimbursement from the other parties for all reasonable legal fees and court costs incurred with respect to such action or proceeding.

     13.8 Notwithstanding any other provisions of this Agreement, the ability of BANK and JMC to perform their mutual duties and fulfill their mutual responsibilities hereunder shall at all times be subject to any applicable state and federal laws and regulations.

           If any of the parties hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjourned hearing, the arbitrator(s) may, nevertheless, in their own discretion, proceed with the adjudication of the Dispute. Regardless of the outcome of such arbitration, each party shall bear its own costs, attorneys' fees and share of arbitration fees.

     13.9 JMC shall pay all expenses associated with the performance of its obligations hereunder including the expenses of providing facilities and of providing materials (designed to be made available to the public) to enable BANK to perform its obligations hereunder.

     13.10 In accordance with the limitations set forth herein, this Agreement does not create the relationship of a joint venture, partnership or agency between JMC and BANK for the solicitation or sale of the Products.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

JMC:                                  BANK:

James Mitchell & Co.,                 Horizon Bancorp, Inc.

By: /s/ James K. Mitchell             By: Frank S. Harkins, III.
    ---------------------                 ----------------------

Its: Chairman and CEO                 Its: Chairman of the Board and
     ----------------                      --------------------------
                                            Chief Executive Officer


JMC Insurance Services Corporation,

By: /s/ James K. Mitchell
    ---------------------

Its: Chairman and CEO
     ----------------



JMC Financial Corporation,

By: /s/ James K. Mitchell
    ---------------------

Its: Chairman and CEO
     ----------------

                                   SCHEDULE A
                               THE PRODUCT TYPES
                               -----------------


Insurance/Annuity Products
--------------------------

Immediate Fixed Annuities (Both Qualified and Non-Qualified)
Immediate Variable Annuities
Deferred Fixed Annuities (Both Qualified and Non-Qualified)
Deferred Variable Annuities
Single Premium Life Insurance Policies


Mutual Fund Product
-------------------

Growth Funds
Growth and Income Funds
Fixed Income Funds
Tax-Exempt Income Funds
International Funds
Asset Allocation Funds
Tax-Exempt and Taxable Money Market Funds

Any changes to this Schedule A may be done by mutual written consent of both JMC and BANK.

                                   SCHEDULE B
                                 BUSINESS PLAN
                                 -------------


I.   INTRODUCTION

     The purpose of this Schedule B is to establish the business plan (the "Business Plan") referred to in Section 2.1.1 of the Program Agreement and includes the services to be rendered under the Program Agreement.

II.  TERRITORY

     The Business Plan shall be conducted within the State of West Virginia and shall apply to existing and potential customers of BANK branches throughout the state who are or may become potential Purchasers as well as to other potential Purchasers.

III. TIME FRAMES

     The Business Plan shall be conducted for a term ending thirty-six (36) months after the date of the Program Agreement. It is contemplated that of this thirty-six (36) month period: two (2) months shall be required for start-up efforts prior to the Sales Event; thirty-three (33) months shall be allowed for sales production; and one (1) month shall be allowed for unforeseen delays.

IV.  OBJECTIVES

     The following are the objectives anticipated to be accomplished during the Business Plan. Notwithstanding anything in the Program Agreement to the contrary, the numbers herein are anticipated results only and are not to be interpreted as performance standards to which JMC or BANK are to be held, although each of JMC and BANK shall use their best efforts to accomplish these objectives.

     A.   Referral Volume.  BANK shall furnish JMC with referrals which
          ----------------
          result in fifteen (15) net qualified appointments per week per Sales Specialist. A qualified appointment is an appointment with a Purchaser that (i) meets with JMC's Sales Specialist as scheduled and
          (ii) has a minimum of $5,000 of investable assets.

     B.   Closing Ratios.  Each Sales Specialist shall close approximately
          ---------------
          thirty percent (30%) of the qualified appointments set for the Sales Specialist.

     C.   Sales Volume.  The aggregate projected dollar volume of product
          -------------
          sales during the first twelve (12) month period of the Business Plan, based on appointment levels used in the pro forma projections provided by JMC to BANK, is approximately eleven million dollars ($11,000,000).

V.   OUTSIDE FUNDS

     It is estimated that at least forty percent (40%) of the funds used to purchase Products will come from outside funds. "Outside funds" are funds used by a Purchaser to purchase a Product which are received from a source other than in a deposit account at BANK.

                                   SCHEDULE C
                             PERFORMANCE STANDARDS
                             ---------------------

I. JMC shall perform its duties under the Program Agreement and the Business Plan according to the following standards:

     A.  SERVICE CENTER

         1.  Telephone Service

             Telephone shall be answered within 3 rings - 95% of the time.

         2.  Service Requests

             All service requests shall be completed or directed to the appropriate provider company within 24 hours of receipt of all necessary information and documentation. Twenty-four hours is defined as the end of the business day following receipt.

     B.  ELAPSED SERVICE STANDARDS

         JMC shall establish the necessary provider company performance commitments such that the following elapsed service standards from time of initiation to completion will be met 95% of the time:

                              Fixed    Variable     Mutual      Life
                             Annuity    Annuity     Funds     Products
=======================================================================
Policy Issue                 30 days   30 days      N/A       60 days**


Contract Changes             21        21           7         21

Financial Confirmations       7         7           7          7

Surrenders                   21         7           7         21

Annuitizations               60        60           N/A       N/A

Death Claims                 90        90           N/A       90

Statements of Account        Annual    Quarterly    Monthly*  Annual
=======================================================================

          * Monthly statements for accounts with activity; quarterly for accounts with no activity

          ** Service times will vary based upon underwriting considerations such as medical examinations, attending physician statement requirements, etc.

II.    JMC's duties under the Program Agreement shall include the following:

       A. JMC shall maintain records and files relating to product mix, servicing and regulatory compliance.

       B. JMC shall furnish to BANK detailed reports on a monthly basis reflecting the mix of products sold and JMC's service performance as measured against the standards set forth in Paragraphs I.A and I.B above.

       C. JMC shall at all times maintain a separate file relating to regulatory compliance. This file shall be available at all reasonable times for BANK's inspection and audit.

       D. JMC and BANK shall together conduct a quarterly review to determine the ongoing results of the Business Plan. As a part of the quarterly review, JMC shall deliver to BANK a report detailing its experience with referral volumes, net appointments, closing ratios, average size of accounts, sales volumes, product mix, servicing issues and regulatory compliance. In addition, JMC shall furnish to BANK monthly reports disclosing the performance of JMC's Sales Specialists in adhering to JMC's estimated disintermediation ratio criteria specified in Section V of the Business Plan. JMC and BANK shall, from time to time, review such reports together, as appropriate. Upon request, JMC shall provide BANK with the data and working papers from which Business Plan results were derived.

III. BANK's Retail Banking Division shall perform the duties of BANK under the Program Agreement and the Business Plan which shall include the following:

       A. INTERNAL PROMOTION

          1. Establishing that the promotion of and the accountability for the Program and the Business Plan shall be the responsibility of a senior line officer of BANK (e.g. Senior Vice President - Retail) who will be committed to initiating and following through on the Business Plan's progress.

          2. Making BANK's fiscal year marketing plan available to JMC and discussing strategy so that the Business Plan can be coordinated therewith and properly executed.

          3. Providing assigned referral goals to the Retail Banking Division.

          4. Including the Program on all levels as a line item for goal setting and emphasizing that an employee's participation in the implementation of the Program is one of a number of significant factors in determining the employee's potential for promotion and his or her compensation.

          5. Mutually agreeing with JMC on the amount of BANK's production budget for each fiscal year for the Program prior to the establishment thereof.

          6. Providing that all Products shall be included for purposes of determining branch deposit goals if, in the future, BANK utilizes a total deposit goal for each branch. To facilitate record keeping in this regard, JMC will periodically provide Product balance input to BANK for BANK's use in updating its Marketing Central Information File. BANK will use this information to produce total balance reports reflecting deposit balances plus Product balances.

          7. Prominently placing an article describing, in overview, the Program in BANK's employee newsletter or other similar employee communication.

          8. Placing, semi-annually, a series of promotional articles in BANK's employee newsletter highlighting each of the Products and their uses in meeting customer's needs.

          9. Mailing statement stuffers to retail customers as reasonably feasible and providing JMC access to BANK's statement stuffer capabilities upon reasonable notice.

         10. Causing selected key BANK branches to sponsor one fall and spring seminar promoting the Program per year beginning October 1997.

         11. Making available an area at each branch for potential Purchasers to make appointments with JMC's Specialists. The Specialists shall be allowed reasonable access to non-secured areas in BANK facilities in a similar manner to that allowed to a BANK employee.

         12. Administering and implementing an individual appointment incentive program for all BANK employees. Monthly results shall be circulated. All fees payable to employees as incentive for qualified appointments will be paid by separate checks reflecting the gross fees paid. Such fees are not to be includible within employees' regular payroll checks. Promotional contests (prizes, trips) will be scheduled for personal bankers, branch support personnel and management when needed. A qualified appointment is an appointment with a customer that (i) meets with JMC's Specialist as scheduled and (ii) has a minimum of $5,000 of investable assets.

         13. Including JMC's Specialists in selected special events for customers and employees to build and enhance relationships. BANK shall identify the dates thereof.

     B.   EXTERNAL PROMOTION

          1. Utilizing plexiglass display units provided by JMC (3-5 per branch) appropriately placed in branch customer locations (teller lines, new accounts, etc.). Additional displays will be available for executive offices, loan administration, and the like.

          2. Making available, in quantity for potential Purchasers, brochures and rate cards supplied by JMC.

     C.   INTRODUCTORY TRAINING

          1. Making available Senior Management, including regional Vice Presidents or other officers to whom branch managers report, for training by JMC.

          2. Making available Branch Managers, in groups, for training by JMC.

          3. Causing Branch Managers, in coordination with JMC's representatives, to set dates for branch employee training. Two branch training sessions per day per JMC region are suggested. Schedules should be confirmed in advance for efficiency.

          4. Implementing and supporting JMC's Branch Certification Training program.

          5. Causing Branch Managers to use their best efforts in advance of their training meetings to identify and list twenty top customers or prospects who fit the Program's profile which shall be provided by JMC. These customers or prospects should be scheduled for appointments as the branch training commences.

     D.   POST-INTRODUCTION COMMUNICATION

          1. Including JMC's Specialists in branch level meetings to provide motivation and updated information to employees.

          2. Giving JMC's senior sales manager access to BANK's regional Vice Presidents, including:

             (a) Participation in regional branch manager meetings; and

             (b) Communication between BANK's regional Vice President to JMC's senior sales manager on branch results and special situations.

          3. Arranging monthly meetings between JMC's senior sales manager and an appropriate officer of BANK to communicate progress and any remedial actions.

          4. Actively cooperating with JMC in monthly reporting of appointment and production results.

                                     SAMPLE
                                LEASE AGREEMENT

     This Lease Agreement ("Lease") is entered into as of October 21, 1996, by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE SERVICES CORPORATION (hereinafter collectively referred to as "Lessee") and [Bank Name and Address] and subsidiary of Horizon Bancorp, Inc. (hereinafter referred to as "Lessor").

     Lessee and Horizon Bancorp, Inc. have entered into that certain Program Agreement dated August 30, 1996, the terms of which are incorporated herein by reference. In consideration of the mutual covenants and understandings herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Lease.
          -----

          Lessor hereby leases to Lessee on the following terms and conditions those certain premises within the branch of the Lessor ("Branch"), located at "address". Such premises within said Branch shall be hereinafter known as the "Leased Area". The Leased Area shall consist of a segregated and distinct area of the Branch, with space sufficient for the furniture described in Section 8 hereof and use of the common areas, including, without limitation, public lobbies, conference rooms, restrooms, corridors and maintenance facilities.

     2.   Term.
          ----

          This Lease shall be a three (3) year lease commencing as of the date first written above and shall continue from month-to-month thereafter so long as the Program Agreement between Lessee and Horizon Bancorp, Inc., dated August 30, 1996, remains in effect. This Lease will terminate automatically upon the termination of the Program Agreement pursuant to the terms thereof. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Program Agreement.

     3.   Rent.
          ----

          Lessee agrees to pay to Lessor rent in accordance with Attachment A hereto.

     4.   Use of the Leased Area.
          ----------------------

          The Leased Area shall be used by Lessee solely for the purpose of providing the services set forth in the Program Agreement. Lessee shall not use the Leased Area or any part thereof, or permit the Leased Area or any part thereof to be used, for any purpose or purposes other than the purpose or purposes for which the Leased Area are hereby leased, without the prior written agreement of Lessor. Lessor is bound by the terms and conditions hereof and is not liable for any indebtedness or liability arising out of Lessee's use of the Leased Area.

     5.   Assignment.
          ----------

          Lessee shall not assign this Lease, or any interest therein, and shall not sublet the Leased Area or any part thereof, or any right or privilege pertinent thereto, or allow any other person (the agents, employees and affiliates of Lessee excepted) to occupy or use the Leased Area, or any portion thereof, without the written consent of the Lessor first having been obtained.

     6.   Services and Hours of Operation.
          -------------------------------

          Lessor shall furnish Lessee heating and air conditioning service, electricity, water, ceiling light fixtures, and janitorial services during all
normal operating hours of the Branch at which the Leased Area is located.   In
addition, Lessor shall provide Lessee with access to and use of telephone, facsimile and photocopying equipment at Lessor's expense. Lessor's hours of operation shall be from ((hours)) and ((hours2)), holidays excepted. These hours may be reasonably altered, by Lessor giving Lessee advance written notice of such change. Lessee shall have access during business hours of the Lessor to the Leased Area, the buildings where the Leased Area is located and to the common areas of Lessor's premises.

     7.   Destruction of the Leased Area.
          ------------------------------

          If the Leased Area shall be destroyed in whole or part by fire, the elements, or other casualty so as to render the Branch or the Leased Area wholly unfit for occupancy and unrepairable within 90 days from the happening of said casualty, this Lease shall terminate on the expiration of said 90 days without further liability of any of the parties hereto. In the event of any such termination, Lessee shall surrender immediately possession of the Leased Area and all rights therein to Lessor and Lessor shall have the right to enter immediately into and take possession of the Leased Area, without liability for any loss, damage or injury to the property or person of Lessee or any occupant of the Leased Area. If Lessor shall repair the Leased Area within said 90 days, this Lease shall continue in full force and effect.

     8.   Furniture.
          ---------

          Lessor and Lessee agree that the following items of furniture and other contents shall be provided for the Leased Area: One desk, one credenza, one executive chair and two side chairs. Lessee waives any warranty, express or implied, of fitness, or as to the use, merchantability or purpose of such furniture or contents.

     9.   Maintenance of the Leased Area.
          ------------------------------

          Lessee shall not damage, demean, nor diminish the value of the Leased Area or any of Lessor's adjoining premises and facility. Lessee shall maintain the Leased Area in a clean and attractive condition and in good repair, except for those repairs to be performed by Lessor as otherwise herein provided.

     10.  Liability.
          ---------

          Each party shall be liable to the other for acts or omissions occasioned by negligence, wantonness, inadvertence or intention arising from, related to or connected with this Lease, except as provided to the contrary herein or in the Program Agreement.

     11.  Notice.
          ------

          Any notice or other communication, including rental payments, shall be delivered or sent by mail to the Lessor at Horizon Bancorp, Inc., P.O. Box D., Beckley, WV 25802-2803, and to Lessee at James Mitchell & Co., 9710 Scranton Road, Ste. 100, San Diego, CA 92121.

     12.  Governing Law.
          -------------

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of West Virginia.

     EXECUTED in two counterparts this 21st day of October, 1996.

JAMES MITCHELL & CO.,                       [BANK NAME]
A CALIFORNIA CORPORATION                    [ORGANIZATION]

By: /s/ James K. Mitchell                    By:  /s/ [Appropriate signatory for bank]
    ---------------------                    -----------------------------------------
                                                      [Signatory's Name]

Its: Chairman and Chief Executive Officer    Its: President
     ------------------------------------         ---------


JMC INSURANCE SERVICES CORPORATION,
A CALIFORNIA CORPORATION

By:  /s/ James K. Mitchell
     ---------------------

Its: Chairman and Chief Executive Officer
     ------------------------------------


JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By: /s/ James K. Mitchell
    ----------------------

Its: Chairman and Chief Executive Officer
     ------------------------------------


                                  ATTACHMENT A
                      DEFINITIONS AND DESCRIPTIONS OF RENT

          This ATTACHMENT A TO LEASE AGREEMENT is entered into as of October 21, 1996, by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE SERVICES CORPORATION (hereinafter collectively referred to as "Lessee") and ((bank)) ((state)) and subsidiary of Horizon Bancorp, Inc. (hereinafter referred to as "Lessor").


          LESSEE and LESSOR have entered into the Lease Agreement dated as of October 21, 1996 (the "Lease Agreement") which Lease Agreement provides for setting forth the rent payable to LESSOR for the premises it provides. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Lease Agreement.

          In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR and LESSEE hereby agree as follows:

     I.   RENT

          LESSEE shall pay LESSOR rent on a monthly basis equal to the sum of the Premium Fees and the Mutual Fund Fees (each as hereinafter defined).

          A. Subject to the following paragraph, the "Premium Fees" shall be a percentage, as set forth below, of the initial value of a Purchaser's premiums paid for the initial purchase of an annuity or insurance Product. The Premium Fee shall be payable within 10 days after the end of the month in which the purchase of, or the addition to, the annuity or insurance Product took place. The monthly payment shall be computed by multiplying the initial value of all premiums paid for the purchase of annuity or insurance Products during the preceding month (the "Total Initial Value") by the applicable percentage set forth below. The applicable percentage will depend on the Aggregate Net Premiums (as hereinafter defined) as the end of the preceding month. "Aggregate Net Premiums" are defined as the total of all premiums paid by Purchasers from the inception of the Program Agreement to the end of the most recent month less all amounts (other than accumulated investment yield) withdrawn by Purchasers to that date.


                 Insurance/Annuity                 Applicable
               Aggregate Net Premiums             Premium Fee
                   (in millions)                   Percentage
                   -------------                  -----------
                    $0    -  $99.9                     2.75%
                    $100  -  $149.9                    3.00%
                    $150+                              3.25%

          In the event a Purchaser withdraws assets from his or her insurance, fixed or variable annuity Product after the initial purchase of the Product or any additional premium payment thereon, an adjustment will be made to the Premium Fees payable in the subsequent month. For purposes of calculating such adjustment, the Total Initial Value for the subsequent month shall be reduced by the LESSOR's allocable portion of any premium charged back to the LESSEE by the Product provider company.

          B. The "Mutual Fund Fees" shall be a percentage, as set forth below, of all dealer's concessions and 12b-1 fees actually paid to LESSEE from mutual fund Product providers in respect of the sale of mutual fund Products to Purchasers in the Branch. The dealer's concessions and 12b-1 fees shall be as provided in the applicable dealer agreements between LESSEE and the individual mutual fund Product providers, as the same may be amended from time to time. The applicable percentage will depend on the Net Production (as hereinafter defined) as of the end of the immediately preceding month. "Net Production" is defined as the sum of gross sales of mutual fund Products by LESSEE and its employees to Purchasers from the inception of the Program Agreement to the end of the most recent month, which sales have in fact settled, less chargebacks or refunds paid by LESSEE during that period on mutual fund Products tendered for redemption or repurchase by the issuer or underwriter thereof within seven business days after the date of the sale transaction.

        Mutual Fund              Applicable
       Net Production            Mutual Fund
       (in millions)           Fee Percentage    12b-1 Fee Percentage
----------------------------   ---------------   ---------------------
          $0 - $99.9                37%                   40%
          $100+                     42%                   40%

The Mutual Fund Fees shall be paid to LESSOR on a monthly basis within 10 days of the end of the month in which they are actually received by LESSEE.

          C. Notwithstanding the foregoing, Mutual Fund Fees will be payable to Lessor only with respect to the sale of front load and back-end load mutual fund shares and only such sales will be included for purposes of calculating Net Production.

     II. Any amendment or modification of this Attachment A shall be evidenced by the execution of a successor Attachment A.

     III. All the terms and provisions of the Lease Agreement are hereby incorporated by reference herein to the same extent as if fully set forth herein and are hereby ratified and reconfirmed.

          IN WITNESS WHEREOF, LESSOR and LESSEE have each caused this Attachment A to be duly executed and delivered as of the date and year first above written.


JAMES MITCHELL & CO.,                         [BANK NAME]
A CALIFORNIA CORPORATION                      [ORGANIZATION]

By:  /s/ James K. Mitchell                    By:  /s/ [Appropriate signatory for bank]
    -------------------------------------        ---------------------------------------
                                                       [Signatory's Name]

Its: Chairman and Chief Executive Officer     Its:   President
     ------------------------------------            ----------

JMC INSURANCE SERVICES CORPORATION,
A CALIFORNIA CORPORATION

By: /s/ James K. Mitchell
    -------------------------------------

Its: Chairman and Chief Executive Officer
     ------------------------------------


JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By: /s/ James K. Mitchell
    -------------------------------------

Its: Chairman and Chief Executive Officer
     ------------------------------------
